UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Clearwater Analytics Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to communications made after furnishing security holders of Clearwater Analytics Holdings, Inc. (the “Company”) with a definitive proxy statement and a transaction statement on Schedule 13E-3 related to a proposed transaction with GT Silver BidCo, Inc., a Delaware corporation (“Parent”) and GT Silver Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of December 20, 2025, by and among the Company, Parent and Merger Sub.

Email to Select Shareholders

[SHAREHOLDER],

Clearwater Analytics has an upcoming Special Meeting on Wednesday, May  6, 2026 for shareholders to vote on our proposed acquisition by Permira and Warburg Pincus. The merger proxy is now definitive (linked here); we are happy to answer any questions as you review the materials.

Best,

Kamil Mielczarek

Head of Investor Relations

Clearwater Analytics | [***]

777 W. Main St., Ste. 900, Boise, ID 83702

Additional Information and Where to Find it

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Permira Advisers LLC, Warburg Pincus LLC, Francisco Partners Management, L.P. and Temasek Holdings (Private) Limited. In connection with the proposed transaction, on April 8, 2026, the Company filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). In addition, the Company and certain affiliates of the Company have jointly filed a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND SCHEDULE 13E-3 BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Company intends to begin mailing the definitive proxy statement, proxy card and Schedule 13E-3 on April 8, 2026, to its holders of record as of the close of business on April 6, 2026. Investors and stockholders are able to obtain the documents filed with the SEC free of charge either from the SEC’s website at www.sec.gov, or from the Company’s Investor Relations webpage at investors.clearwateranalytics.com/overview.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, will be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement relating to the proposed transaction, which was filed with the SEC on April 8, 2026 (the “Proxy Statement”). To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Change in Beneficial Ownership of Securities on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is included in the Proxy Statement. These documents can be obtained free of charge from the sources indicated above.